SECOND AMENDMENT TO THE
RUBY TUESDAY, INC. SEVERANCE PAY PLAN

THIS SECOND AMENDMENT is made on this 9th day of January, 2013 by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (the “Primary Sponsor”).

INTRODUCTION:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Severance Pay Plan under an amended and restated indenture dated January 5, 2011, as further amended by the First Amendment thereto dated August 23, 2011 (as so amended, the “Plan”); and

WHEREAS, the Primary Sponsor now desires to amend the Plan to expand the categories of employees eligible for severance benefits; to create different benefit levels between classes of participants; and to modify the provisions of the Plan disqualifying a participant from the receipt of severance benefits.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective for Layoffs (as defined in the Plan) occurring on and after January 1, 2013, as follows:

1.           By deleting Section 2.7 in its entirety and by substituting therefor the following:

“2.7           ‘Eligible Employee’ means an Employee who, as of the Layoff Date:

(a)           is employed in an employment classification with the title of Vice President or above;

(b)           does not have a personal services contract with the Company or an Affiliate; and

(c)           has not previously agreed either orally or in writing to waive eligibility for this Plan, as determined by the Plan Administrator based on Employer records.”

2.           By deleting Section 3.4 in its entirety and by substituting therefor the following:

“3.4           Ineligibility for Severance Pay.  Under no circumstances shall severance benefits be payable under the Plan to any Participant:

(a)           whose employment is terminated for Cause;

(b)           whose employment is terminated during a period in which such Participant is not actively at work (i.e., has been on leave of absence, disability or workers’ compensation) for more than twenty-six (26) weeks, except to the extent otherwise required by law;

(c)           who (other than for reasons listed in Section 2.11(b) herein) voluntarily quits or retires, regardless of the reason, whether or not such Participant claims a constructive discharge or whether or not a constructive discharge is subsequently determined to have occurred;

(d)           who dies;

(e)           who receives an offer of employment from a Successor Employer to commence promptly following his or her Termination of Employment by the Employer, whether the Participant accepts the position or not;

(f)           who is offered continuing employment by the Company or an Affiliate in another job position, whether the Participant accepts the position or not; or

(g)           who is receiving benefit payments that commenced prior to the Layoff Date under a retirement plan funded solely by the Employer and its Affiliates or who has received, at any time prior to the Layoff Date, full payment of the benefits earned by the Participant under any such retirement plan.”

3.           By deleting Section 4.1 in its entirety and by substituting therefor the following:

“4.1           Cash Severance Benefits.  The amount of severance payable to a Participant shall be based upon the Participant’s position with the Employer, Base Salary and Period of Service, each of which shall be determined immediately prior to the Layoff Date, as follows:

(a)           Vice Presidents.  The severance payable to a Participant who holds a position with the title of ‘Vice President’ shall be calculated as a percentage of the Participant’s Base Salary in accordance with the following schedule:

Period of Service	Percentage of Base Salary

Less than 1 year	50%
1 year, but less than 2 years	75%
2 years or more	100%

(b)           Senior Vice Presidents and Above. The severance payable to a Participant who holds a position (i) with the title of ‘Senior Vice President’ or (ii) any higher position on the Employer’s organizational chart, as in effect immediately prior to the Layoff Date, shall be calculated as a percentage of the Participant’s Base Salary in accordance with the following schedule:

Period of Service	Percentage of Base Salary

Less than 1 year	50%
1 year, but less than 2 years	100%
2 years or more	200%"

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:           s/ James J. Buettgen

Title:        President and Chief Executive Officer

ATTEST:

By:           s/ Scarlett May

Title:        Senior Vice President – Chief Legal Officer and Secretary

[CORPORATE SEAL]

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